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                                                                  EXHIBIT (p)7



                          TALON ASSET MANAGEMENT, INC.

                                 CODE OF ETHICS
                                      AND
                        POLICY AND PROCEDURES TO PREVENT
                          MISUSE OF INSIDE INFORMATION

                            (Effective July 1, 2002)

    This Code deals, among other things, with general standards of conduct, procedures for engaging in personal securities transactions and reporting personal holdings.


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                               TABLE OF CONTENTS
                                                                          Page
                                                                          ----

I.     INTRODUCTION..........................................................1

II.    GENERAL STANDARDS ....................................................2

III.   DEFINITIONS ..........................................................3

       A.     Compliance Officer.............................................3

       B.     Personal Securities Transaction. ..............................3

       C.     Inside Information.............................................3

IV.    APPLICATION OF THE CODE...............................................4

V.     RESTRICTIONS .........................................................5

       A.     Material, Non-Public Information; No Insider Trading. .........5

       B.     Foreign Corrupt Practices .....................................6

       C.     Limitations on Transactions with Clients ......................6

       D.     No Conflicting Transactions ...................................6

       E.     Initial Public Offerings.......................................7

       F.     Private Placements ............................................8

       G.     Short-Term Trading ............................................8

       H.     High-Risk Trading Activities...................................8

       I.     Gifts..........................................................8

       J.     Service as a Director .........................................8

VI.    PRECLEARANCE AND REPORTING PROCEDURES ................................9

       A.     Execution of Personal Securities Transactions through Disclosed
              Brokerage Accounts; Duplicate Confirmations ...................9

       B.     Preclearance Procedures .......................................9

       C.     Accounts Exempt From The Preclearance Requirement ............11

       D.     Disclosure of Personal Holdings...............................12



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       E.     Dealing with Certificated Securities..........................12

       F.     Reporting Personal Securities Transactions....................13

       G.     Form of Monthly Reports.......................................14

       H.     Monitoring of Transactions....................................14

       I.     Educational Efforts...........................................14

       J.     Certification of Compliance...................................14

       K.     Report to the Board of a Mutual Fund Client...................14

VII    EXEMPTIONS...........................................................15

       A.     Exempt Transactions and Securities............................15

       B.     Individual Exemptions ........................................16

VIII.  ENFORCEMENT OF THE CODE AND CONSEQUENCES FOR FAILURE TO COMPLY.......16

IX.    RETENTION OF RECORDS.................................................16

EXHIBITS:

Exhibit A     Acknowledgement of Receipt of Code of Ethics

Exhibit B     Examples of Beneficial Interest

Exhibit C     Trade Preclearance Form

Exhibit D     Initial and Annual Report of Holdings

Exhibit E     Monthly Report of Personal Securities Transactions

Exhibit F     Annual Affirmation of Compliance With Code of Ethics

Exhibit G     SEC Rule 17j-1 Personal Investment Activities of Investment
              Company Personnel

                                       ii


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                          TALON ASSET MANAGEMENT, INC.

                                 CODE OF ETHICS
                                      AND
                        POLICY AND PROCEDURES TO PREVENT
                          MISUSE OF INSIDE INFORMATION

                            (Effective July 1, 2002)

I.     INTRODUCTION

The policy of Talon Asset Management, Inc. ("TAM") is to avoid any conflict of interest, or the appearance of any conflict of interest, between the interests of its clients and the interests of TAM, its officers, directors and employees. This Code of Ethics (the "Code") is based on the principle that TAM owes a fiduciary duty to any person or institution it serves as an adviser to ensure that the personal securities transactions of the firm and its employees do not interfere with, or take unfair advantage of, its relationship with clients. Clients include the ABN AMRO/Talon Mid Cap Fund (the "Mid Cap Fund"), TAM's separately managed accounts and accounts of private investment partnerships sponsored or managed by TAM (collectively, "Advisory Clients"). The private investment partnership accounts raise special conflict issues by virtue of TAM's policy to permit its affiliates and employees to make investments in Talon Opportunity Partners L.P. and other private investment funds sponsored by TAM. The Mid Cap Fund (or any other registered investment company advised by TAM) is sometimes referred to in this Code as a "Mutual Fund Client."

The Investment Company Act of 1940 and rules thereunder require that TAM and each Mutual Fund Client establish standards and procedures for the detection and prevention of certain conflicts of interest, including activities by which persons having knowledge of the investments and investment intentions of Advisory Clients might take advantage of that knowledge for their own benefit. The Code has been adopted by the Board of Trustees of the Mid Cap Fund and TAM to meet those concerns and legal requirements.

The Code also contains procedures designed to prevent the misuse of inside information by TAM and its employees. The business of TAM depends on investor confidence in the fairness and integrity of the securities markets. Insider trading poses a significant threat to that confidence. Trading securities on the basis of inside information or improperly communicating that information to others may expose TAM and its employees to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. There are also SEC civil sanctions providing recovery of the profits gained or losses avoided, a penalty of up to three times the illicit windfall and an order permanently barring the violator from the securities industry. Finally, a violator may be sued by investors seeking to recover damages for insider trading violations.


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The Code is drafted broadly; it will be applied and interpreted in a similar manner. You may legitimately be uncertain about the application of the Code in a particular circumstance. TAM encourages each of you to raise questions regarding compliance. Often, a single question can forestall disciplinary action or complex legal problems.

As more fully explained in Section IV, the Code applies to all TAM employees, unless otherwise noted in particular sections. Each person subject to the Code must acknowledge on EXHIBIT A that he or she has received, read and agrees to be bound by the Code. You should direct any question relating to the Code to TAM's President, Alan Wilson, who serves as Compliance Officer, or, in his absence, to Edwin Ruthman or Barbara Rumminger, Treasurer. You also must notify Alan Wilson immediately if you have any reason to believe that a violation of the Code has occurred or is about to occur.

II.    GENERAL STANDARDS

All TAM employees are expected to conduct their activities in accordance with high standards of commercial honor and ethical principles. Accordingly, a TAM employee may not engage in any conduct that is deceitful, fraudulent or misleading in connection with the implementation of an investment strategy, or the purchase or sale of any investment, for an Advisory Client. Moreover, a TAM employee may not place his or her own interests ahead of the interests of Advisory Clients or engage in any transaction which interferes with, derives undue benefit, deprives an Advisory Client of an investment opportunity, or is inconsistent with the investments undertaken for an Advisory Client. In this regard, TAM employees may not use information concerning the investments recommended or made for Advisory Clients for their personal benefit or gain in a manner detrimental to their Clients.

More specifically, TAM's role as an investment sub-adviser to the Mid Cap Fund, or any other Mutual Fund Client, requires it to comply with the Investment Company Act and Rule 17j-1 thereunder. Rule 17j-1 makes it illegal for any person subject to the Code, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by a Mutual Fund Client to:

       a. employ any device, scheme, or artifice to defraud the Mutual Fund Client;

       b. make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of circumstances under which they are made, not misleading or in any way mislead the Mutual Fund Client regarding a material fact;

       c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Mutual Fund Client; or

       d. engage in any manipulative practice with respect to the Mutual Fund Client.

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The restrictions on Personal Securities Transactions contained in this Code are intended to help TAM and its employees adhere to the foregoing standards and monitor for compliance with the prohibitions in the Code.

III.   DEFINITIONS

When used in the Code, the following terms have the meanings described below:

 A. Compliance Officer. The Code contains many references to the Compliance Officer. The Compliance Officer is Alan Wilson or a Compliance Officer designated by him from time to time. References to the Compliance Officer also include, for any function, any person designated by Alan Wilson as having responsibility for that function from time to time. If the Compliance Officer is not available, reports required to be made to the Compliance Officer, or actions permitted to be taken by the Compliance Officer, may be made to or taken by Edwin Ruthman or Barbara Rumminger, Treasurer.

 B. Personal Securities Transaction. The Code regulates Personal Securities Transactions as a part of the effort by the Mid Cap Fund and TAM to detect and prevent conduct that might violate the general prohibitions outlined above. A Personal Securities Transaction is a transaction in a security in which a person subject to this Code has a beneficial interest.

       1. Security. Security is defined very broadly, and means any note, stock, bond, debenture, investment contract, limited partnership or limited liability membership interest, and includes any right to acquire any security (an option or warrant, for example).

       2. Beneficial interest. You have a beneficial interest in a security in which you have, directly or indirectly, the opportunity to profit or share in any profit derived from a transaction in the security, or in which you have an indirect interest, including beneficial ownership by your spouse or minor children or other dependents living in your household, or your share of securities held by a partnership of which you are a general partner. Technically, the rules under section 16 of the Securities Exchange Act of 1934 will be applied to determine if you have a beneficial interest in a security (even if the security would not be within the scope of section 16).

            Examples of beneficial interest are attached as EXHIBIT B.

C. Inside Information. Inside information is information that is both "material" and "non-public" that was (i) acquired in violation of a duty to keep the information confidential, or (ii) misappropriated. For example, if an officer of an issuer breaches his duty to the issuer and conveys information that should have been kept confidential, that information is "inside information," even if you learn it third- or fourth-hand. In contrast, a conclusion drawn by a securities analyst from


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       publicly-available information is not inside information, even if the analyst's conclusion is both material and non-public.

       Deciding whether information that is material and non-public is "inside" information is often difficult. For that reason, TAM's policies are triggered if a person is aware of material, non-public information, whether or not the information is "inside" information that will result in a trading restriction:

       1. Material Information. Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Compliance Officer or TAM's legal counsel.

            Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

            Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, information prior to publication of reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on pre-publication information about The Wall Street Journal's "Heard on the Street" column.

       2. Non-Public Information. Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

IV.    APPLICATION OF THE CODE

Unless otherwise noted, the restrictions on Personal Securities Transactions (as defined in Section III B.) and the compliance procedures contained in the Code apply to all employees of TAM and employees of companies in a control relationship with TAM,



                                       4

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whether they are individuals who make, or participate in making, investment decisions or recommendations for Advisory Clients or are involved in trading, research, administrative or other TAM functions. Such persons include, but are not limited to, the following:

       -    portfolio managers who manage the account of any Advisory Client;

       - research analysts or research assistants who are members of the management team for the accounts of Advisory Clients;

       -    traders who trade on behalf of Advisory Clients;

       - support staff and administrative assistants working directly with portfolio managers and analysts;

       -    each officer and director of TAM.

No employees are exempt from any provisions of the Code.

V.     RESTRICTIONS

Every person subject to the Code shall comply with the following restrictions:

A.     Material, Non-Public Information; No Insider Trading.

       1. No person subject to the Code may engage in any transaction in a security (either a Personal Securities Transaction or a transaction for an Advisory Client), on the basis of inside information. Under the law and regulations, a transaction will be deemed to have been made on the basis of inside information if the person engaging in the transaction is aware of the inside information.

            If you think that you might have material, non-public information, you should take the following steps:

            a. Report the information and proposed trade immediately to the Compliance Officer.

            b. Do not purchase or sell the securities on behalf of yourself or others, including any Advisory Client until the Compliance Officer has made a determination as to the need for trading restrictions.

            c. Do not communicate the information inside or outside TAM, other than to the Compliance Officer.

            d. After the Compliance Officer has reviewed the issue, he will determine whether the information is material and non-public and, if so, whether any trading restrictions apply and what action, if any, TAM should take.

                                       5


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            2.   Tender Offers. Trading during a tender offer represents a
                 particular concern in the law of insider trading. Each person subject to this Code should exercise particular caution any time they become aware of non-public information relating to a tender offer.

            3. Contacts with Public Companies. Contacts with public companies represent a part of TAM's research efforts. Difficult legal issues arise, however, when, in the course of these contacts, a TAM employee or other person subject to this Code becomes aware of material, non-public information. In such situations, the Compliance Officer must make a judgment as to TAM's further conduct.

                 Consult with the Compliance Officer before taking any action.

            4. No Communication of Material Non-Public Information. No person subject to the Code may communicate material, non-public information to others in violation of the law. Conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone, to avoid potential interception).

                 Access to files containing material, non-public information and computer files containing such information should be restricted by maintenance of such materials in locked cabinets, or through the use of passwords or other security devices for electronic data.

       B. Foreign Corrupt Practices. As required by the Foreign Corrupt Practices Act, no person covered by the Code shall offer, pay, promise to pay or authorize payment of any money or anything of value to a foreign official, foreign political party (or official thereof) or any candidate for foreign political office for purposes of influencing any act or decision of that person in his or its official capacity, or inducing that person to use his or its influence with a foreign government to influence any act or decision of that government.

       C. Limitations on Transactions with Clients. No person subject to the Code shall knowingly sell to or purchase from any Advisory Client any security or other property, except shares of the Mid Cap Fund or another Mutual Fund Client.

       D. No Conflicting Personal Securities Transactions. No person subject to the Code shall engage in a Personal Securities Transaction in a security which the person knows or has reason to believe (i) is being purchased or sold (i.e., a pending "buy" or "sell" order), (ii) has been purchased or sold for an Advisory Client within the last seven (7) calendar days, or (iii) is being considered for purchase or sale by an Advisory Client, until that Advisory Client's transactions have been completed or consideration of such transactions has been abandoned. A security will be treated as "under consideration" for an Advisory Client, if the portfolio manager or investment team responsible for the management of the account of that Advisory Client intends to purchase or sell the security in the next seven (7) calendar days.

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            Notwithstanding this prohibition, transactions for the account of a person subject to the Code, or in an account in which one or more of such persons has an economic interest (including Talon Opportunity Partners L.P. and Talon Opportunity QP Partners
            L.P.), may be executed through TAM's trading desk in accordance with the trading procedures described in Section VI C, including participating in average pricing and/or aggregated trades.

       E. Initial Public Offerings. No person subject to the Code shall acquire any security in an initial public offering ("IPO"), except (i) with the express prior written approval of the Compliance Officer, based on his determination that the acquisition does not conflict with the purposes or policies of the Code or the interests of TAM or its Advisory Clients, and
            (ii) in circumstances in which the opportunity to acquire the security has been made available to the person for reasons other than the person's relationship with TAM or its Advisory Clients. Such circumstances might include, for example:

               - an opportunity to acquire securities of an insurance company converting from a mutual ownership structure to a stockholder ownership structure, if the person's ownership of an insurance policy issued by that company confers that opportunity;

               - an opportunity resulting from the person's pre-existing ownership of an interest in the IPO company or an investor in the IPO company; or

               - an opportunity made available to the person's spouse, in circumstances permitting the person making the determination reasonably to determine that the opportunity is not being made available indirectly because of the person's relationship with TAM or its Advisory Clients (for example, because of the spouse's employment).

            NASD Restrictions. Notwithstanding the ability of TAM employees to purchase IPOs if approval is given by the Compliance Officer and the foregoing conditions are met, TAM will observe the restrictions imposed by the National Association of Securities Dealers, Inc. in IM-2110-1 on its broker-dealer members in connection with the purchase of IPOs which are "hot issues." ("Hot Issues" are defined as securities of a public offering which trade at a premium in the secondary market whenever such secondary market begins.) The NASD restrictions prohibit, among other things, senior officers of investment advisory firms, investment companies or institutional accounts (such as hedge funds, investment partnerships or investment clubs), as well as persons who may influence or whose activities directly or indirectly involve or are related to the function of buying or selling securities for any investment advisory firm, investment company or institutional account, from purchasing "hot issues." This restriction also applies to any accounts in which such persons have a beneficial interest.

                                       7


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       F.   Private Placements. No person subject to the Code shall acquire any security in a private placement without the express prior written approval of the Compliance Officer. In deciding whether that approval should be granted, the Compliance Officer will consider whether the investment opportunity should be reserved for Advisory Clients, and whether the opportunity has been offered because of the person's relationship with TAM or its Advisory Clients. A TAM employee who has been authorized by the Compliance Officer to acquire a security in a private placement must disclose that investment if he or she later participates in the considerations of an investment in that issuer for any Advisory Client's account. Any investment decision for an Advisory Client relating to that security must be made by other investment personnel.

       G. Short-Term Trading. No person subject to the Code may profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 days. Any profit so realized will be forwarded to TAM and then donated to a charitable organization selected by TAM's board of directors. However, this prohibition does not apply to (i) any option or futures contract on a broadly traded index, (ii) the sale of any security of an Advisory Client pursuant to the exercise of a covered call option on that security written by the TAM employee, or (iii) any transaction which has received the prior approval of the Compliance Officer.

       H. High-Risk Trading Activities. Certain high-risk trading activities, if used in the management of an employee's personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action necessary to close out the transactions may become prohibited during the duration of the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments (including options). If TAM becomes aware of material, non-public information about the issuer of the underlying securities, or if TAM begins buying or selling (or considering buying or selling) that security for Advisory Client accounts, TAM employees may find themselves "frozen" in a position in a derivative security. TAM will not bear any losses in personal accounts of its employees as a result of the implementation of this policy.

       I. Gifts. No person subject to the Code may accept any gift or other thing of more than a $250 value from any person or entity that does business with or on behalf of an Advisory Client, or seeks to do business with or on behalf of an Advisory Client. Gifts in excess of this value must either be returned to the donor or paid for by the recipient. It is not the intent of the Code to prohibit the everyday courtesies of business life. Therefore, this prohibition does not include an occasional meal or ticket to a theater, entertainment or sporting event that is an incidental part of a meeting that has a clear business purpose.

       J. Service as a Director. No person subject to the Code may serve as a member of the board of directors or trustees of any business organization, other than a civic

                                       8


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            or charitable organization, without the prior written approval of the Compliance Officer, based on a determination that the board service would not be inconsistent with the interests of TAM or its Advisory Clients. If a TAM employee is serving as a board member, that person shall not participate in making investment decisions relating to the securities of the company on whose board he or she sits.

            No person subject to the Code may purchase or sell, for his or her own account or for the account of others, including any Advisory Client of TAM, securities of any public company of which such person is a director or trustee, except that the person who is the director or the trustee of the public company may purchase and sell securities of that company with express prior approval of the Compliance Officer.

VI.    PRECLEARANCE AND REPORTING PROCEDURES

A. Execution of Personal Securities Transactions through Disclosed Brokerage Accounts; Duplicate Confirmations. All Personal Securities Transactions must be conducted through brokerage or other accounts that have been identified to the Compliance Officer. Each such account must be set up to deliver or mail duplicate copies of all confirmations and statements to: Talon Asset Management, Inc.,
       Attention: Compliance Department. It is permissible to purchase securities such as limited partnerships and variable annuity contracts directly from the issuer, even though they may not be purchased through a brokerage account, if such securities are reported in accordance with Section VI. G. No exceptions will be made to this policy. All persons subject to the Code shall cooperate in all aspects with the Compliance Officer in securing confirmations and statements in a timely manner.

B.     Preclearance Procedures

       1. Preclearance Requirement. Except as provided below, all Personal Securities Transactions must be cleared in advance by the Compliance Officer. Personal Securities Transactions by Alan Wilson, Edwin Ruthman or Barbara Rumminger, Treasurer, must be approved by one of those persons who has no interest in the transaction. Since it is not appropriate for an employee to obtain general or open-ended preclearance, if the proposed trade is not executed by the end of the 2(nd) business day following the date on which preclearance is granted, the preclearance will expire and the request must be made again.

       2. Trade Preclearance Form. All requests for preclearance of Personal Securities Transactions must be made on the form attached as EXHIBIT C.

       3. Securities Exempt from the Preclearance Requirement. Transactions in the following securities are exempt from the preclearance requirement:

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            a.   transactions and securities listed as exempt in Section VII;

            b.   municipal securities;

            c.   investment grade straight debt securities;

            d.   listed index options and futures;

            e. a sale of a security pursuant to the exercise of a covered call option on that security written by a person subject to the Code (but not the writing of the option, which must be precleared);

            f. transactions in an account (including an investment advisory account, trust account or other account) of such person (either alone or with others) over which a person other than the TAM employee (including an investment adviser or trustee) exercises investment discretion if:

                 - the TAM employee does not know of the proposed transaction until after the transaction has been executed;

                 - the TAM employee has previously identified the account to the Compliance Officer (or his designee) and has affirmed to him that he does not know of proposed transactions in that account until after they are executed.

                 This exclusion from the preclearance requirement is based upon the employee not having knowledge of any transaction until after that transaction is executed. Therefore, notwithstanding this general exclusion, if the TAM employee becomes aware of any transaction in the account before it is executed, he or she must seek preclearance of that transaction prior to execution.

            4. Factors To Consider In Preclearing Personal Securities Transactions. Generally, a Personal Securities Transaction in a security by (i) a portfolio manager of the Mid Cap Fund or other Mutual Fund Client, or (ii) a person who in connection with his or her regular functions or duties assists the portfolio manager in making or participating in making recommendations regarding the purchase or sale of securities by the Mid Cap Fund or other Mutual Fund Client (both are referred to as "Mutual Fund Investment Personnel"), will not be precleared within seven (7) calendar days before or after the Mid Cap Fund or other Mutual Fund Client trades in that security.

                 Personal Securities Transactions by TAM employees other than Mutual Fund Investment Personnel will generally be precleared two (2) calendar days before or after the Mid Cap Fund, a Mutual Fund Client or another

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                 Advisory Client (which includes Talon Opportunity Partners
                 L.P. and any other private investment fund sponsored or managed by TAM) trades in the security. However, the Compliance Officer will consider the following factors in determining whether to grant preclearance:

            a. whether the amount or nature of the proposed personal transaction is likely to materially affect the price or market for the security;

            b. whether purchases or sales being made or considered for the Mid Cap Fund, a Mutual Fund Client or another Advisory Client is likely to benefit the proposed personal transaction;

            c. whether the proposed personal transaction is being executed away from TAM's trading desk through independent brokers or dealers;

            d. whether the Mid Cap Fund, a Mutual Fund Client or another Advisory Client is likely to be affected adversely by the proposed personal transaction;

            e. whether the person proposing the personal transaction has actual knowledge or reason to know of a corresponding transaction by the Mid Cap Fund, a Mutual Fund Client or another Advisory Client (i.e., such knowledge suggests, or creates the appearance, that the person's decision to trade has been influenced by a trade placed for an Advisory Client). In such instances, the Compliance Officer is likely to require compliance with the seven (7) day "blackout" period described in Section V D.;

            f. whether extreme hardship would be suffered by the person seeking preclearance if the trade was not cleared.

                 Although the Compliance Officer may consider the foregoing factors in making fair, equitable and judicious exceptions to the general "blackout periods" stated above, exceptions will be granted only in instances where it is obvious that the purposes of the Code are being upheld. The Compliance Officer may refuse to grant preclearance of a Personal Securities Transaction without an explanation, and his decision shall be final and conclusive on the employee.

 C. Accounts Exempt From The Preclearance Requirement. From time to time, TAM or its affiliates may manage, sponsor or operate one or more accounts in which TAM's employees have significant economic or beneficial interests, but in which assets of persons not affiliated with TAM are also invested. Two such accounts are maintained for Talon Opportunity Partners L.P. and Talon Opportunity QP Partners L.P. Other accounts may consist of model portfolios in preparation for


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




            management of Advisory Client assets in the same or similar strategy. A TAM employee need not seek preclearance for an investment in such accounts, nor do such accounts need to preclear their trades with the Compliance Officer, as long as transactions in such accounts are conducted in one of the following ways:

       1. Orders for such accounts are aggregated with orders for the Mid Cap Fund, a Mutual Fund Client or another Advisory Client (as the case may be) in the same security; and where the fills are insufficient to satisfy all accounts in the "block," the fills are shared on a pro rata basis;

       2. Orders for such accounts placed at different times during the same day as similar orders for the Mid Cap Fund, a Mutual Fund Client or another Advisory Client (as the case may be) receive an average price and share average transaction costs; or

       3. If orders for such accounts are not included in a "block" trade or are not "average priced," those orders give up the better executions on the same day to the Mid Cap Fund, a Mutual Fund Client or another Advisory Client (as the case may be).

D. Disclosure of Personal Holdings. Each person subject to the Code shall disclose on EXHIBIT D his or her personal securities holdings (i) no later than 10 days after commencement of employment with TAM, and (ii) annually thereafter as of December 31 of each year. This requirement shall not apply to: (i) shares of open-end investment companies (mutual funds); (ii) direct obligations of the U.S. government (U.S. treasury bills, notes and bonds); and (iii) money market instruments, including bank certificates of deposit, bankers' acceptances, commercial paper and repurchase agreements. Annual reports shall be delivered to the Compliance Officer no later than January 30 of the following year and shall contain a statement attesting to the accuracy of the information provided. The initial holdings and annual holdings reports shall contain the following information:

       - title, interest rate and maturity date (if applicable), number of shares and the principal amount of each security held beneficially

       - the name of any broker, dealer or bank through which the account is maintained

       -    the date the report is submitted

E. Dealing with Certificated Securities. The receipt of certificated securities by a TAM employee by gift, inheritance or otherwise must be reported as described in the next section. Any future transaction in such securities must be conducted through a disclosed brokerage account for which the Compliance Officer receives duplicate confirmations and account statements. No person subject to the Code shall request withdrawal of securities from a brokerage account in certificated form.

F.     Reporting Personal Securities Transactions.

       1. Identification of Brokerage Accounts. Each person subject to the Code shall (i) identify to the Compliance Officer each brokerage or other account in which the person has a beneficial interest and (ii) instruct the broker or custodian to deliver or mail to the Compliance Officer duplicate confirmations of all transactions and duplicate monthly statements.

       2. Monthly Reports. Each person subject to this Code shall report all Personal Securities Transactions in each month to the Compliance Officer no later than 10 days after the end of the month.

            Monthly reports shall include the following information:

            For each transaction:

            -    the date of the transaction

            - title, interest rate and maturity date (if applicable), number of shares and the principal amount of each security involved

            - the nature of the transaction (i.e., purchase, sale, gift, or other type of acquisition or disposition)

            -    the price at which the transaction was effected

            - the name of the broker, dealer or bank through which the transaction was effected

            -    the date the report is submitted

            In addition, for each account established during the month in which securities are held for the benefit of a TAM employee, the monthly report shall include:

            - the name of the broker, dealer or bank with whom the account was established

            -    the date the account was established

            -    the date the report is submitted

       3. Reports of Personal Securities Transactions By The Compliance Officer. Reports relating to the Personal Securities Transactions of Alan Wilson, or a Compliance Officer designated by him, shall be delivered to Edwin Ruthman, provided that he is not then the Compliance Officer.

G. Form of Monthly Reports. Monthly Reports of Personal Securities Transactions must be made on the form attached hereto as EXHIBIT E.

       Any Personal Securities Transaction of a person subject to this Code which for any reason does not appear in the trading or brokerage records described above (for example, the receipt of certificated securities by gift or inheritance or a purchase directly from the issuer) shall be reported on EXHIBIT D and on the monthly report on EXHIBIT E for the month in which ownership of the security is received.

H. Monitoring of Transactions. The Compliance Officer will monitor the trading patterns and activities of persons subject to the Code, the trading of Advisory Clients, and trading for TAM's own account or the accounts in which employees have a significant economic or beneficial interest for compliance with this Code, including the Code's provisions intended to prevent the misuse of inside information. The Compliance Officer's trading will be monitored by Edwin Ruthman, provided that he is not then the Compliance Officer.

I. Educational Efforts. The Compliance Officer shall provide, periodically, an education program to familiarize persons subject to the Code with the provisions of the Code and to answer questions regarding the Code. The Compliance Officer shall also be available to answer questions regarding the Code and to resolve issues of whether information is inside information and to determine what action, if any, should be taken.

J. Certification of Compliance. Each person subject to the Code is required to certify annually on EXHIBIT F that (i) he or she has read and understands the Code, (ii) he or she is subject to the Code, and
       (iii) he or she has disclosed or reported all Personal Securities Transactions required to be disclosed or reported under the Code. The Compliance Officer shall annually distribute a copy of the Code and request certification by all persons subject to the Code and shall be responsible for ensuring that all such persons comply with the certification requirement.

       Each person subject to this Code who has not engaged in any Personal Securities Transaction during the preceding year for which a report was required to be filed pursuant to the Code shall include a certification to that effect in his or her annual certification.

K. Report to the Board of a Mutual Fund Client. The management of TAM shall submit an annual report to the board of the Mid Cap Fund or any other Mutual Fund Client that:

       1. summarizes existing procedures concerning personal investing and any changes in those procedures during the past year relating to TAM employees, including Mutual Fund Investment Personnel (as defined in Section VI B.3.);

       2. describes issues that arose during the previous year under the Code or procedures concerning personal investing of TAM employees, including Mutual Fund Investment Personnel, including but not limited to information about material violations of the Code by persons subject to the Code and sanctions imposed;

       3. certifies to the board of the Mid Cap Fund or another Mutual Fund Client, that TAM has adopted procedures reasonably necessary to prevent employees including Mutual Fund Investment Personnel from violating the Code; and

       4. identifies any recommended changes in existing restrictions or procedures relating to TAM employees including Mutual Fund Investment Personnel based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

VII.   EXEMPTIONS

A. Exempt Transactions and Securities. The provisions of the Code are intended to restrict the personal investment activities of persons subject to the Code only to the extent necessary to accomplish the purposes of the Code. Therefore, the preclearance and reporting provisions of this Code shall not apply to the following Personal Securities Transactions:

       1. Purchases or sales effected in any account over which the persons subject to the Code have no direct or indirect influence or control;

       2.   Purchases or sales of:

            a. securities that are direct obligations of the U.S. government (i.e. U.S. Treasury bills, notes and bonds);

            b. shares of open-end investment companies (mutual funds), including but not limited to shares of the Mid Cap Fund or another Mutual Fund Client; and

            c. bank certificates of deposit, banker's acceptances, repurchase agreements or commercial paper.

       3. Purchases that are part of an automatic dividend reinvestment plan;

       4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

B. Individual Exemptions. As described in Section VI B.3., there may be circumstances from time to time in which the application of the Code produces unfair or undesirable results or extreme hardship and in which a proposed transaction is not inconsistent with the purposes of the Code. Therefore, Alan Wilson, and in his absence, Edwin Ruthman or Barbara Rumminger, Treasurer, may grant an exemption from any provision of the Code except the reporting requirements, provided that the person granting the exemption based his or her determination to do so on the ground that the exempted transaction is not inconsistent with the purposes of the Code or the provisions of Rule 17j-1 under the Investment Company Act of 1940, and documents that determination in writing. A copy of Rule 17j-1 is attached as EXHIBIT G.

VIII.  ENFORCEMENT OF THE CODE AND CONSEQUENCES FOR FAILURE TO COMPLY

The Compliance Officer shall be responsible for promptly investigating all reports of possible violations of the Code.

Compliance with the Code is a condition of employment by TAM. Taking into consideration all relevant circumstances, TAM will determine what action is appropriate for any breach of the provisions of the Code. Possible actions include letters of sanction, suspension or termination of employment, or removal from office. In addition, the Compliance Officer may direct that a Personal Securities Transaction which is not precleared in accordance with the Code or otherwise violates any provision of the Code be unwound, and if not possible or practicable, the profits therefrom disgorged to a charitable organization selected by TAM's board of directors. Disgorgement could entail the sale of an inappropriate position (and consequent forfeiture of profits) or the retention of the position on condition that a disgorgement sum determined in the Compliance Officer's sole discretion is paid to the firm for contribution to charity.

Reports filed pursuant to the Code will be maintained in confidence but will be reviewed by TAM or a Mutual Fund Client to verify compliance with the Code. All such reports are subject to inspection and examination by the SEC and other governmental agencies. Additional information may be required to clarify the nature of particular transactions.

IX.    RETENTION OF RECORDS

The Compliance Officer shall maintain the records listed below for a period of five years at TAM's principal place of business in an easily accessible place:

A.     A list of all persons subject to the Code during the period.

       B. Receipts signed by all persons subject to the Code acknowledging receipt of copies of the Code and acknowledging that they are subject to it.

       C. A copy of each code of ethics that has been in effect at any time during the period.

       D. A copy of each report filed pursuant to the Code, including the annual report provided to the board of each Mutual Fund Client, and a record of any known violation and action taken as a result thereof during the period.

       E. Records evidencing prior approval of, and the rationale supporting, an acquisition of securities in a private placement.

                                    * * * *

                EXHIBITS LISTED BELOW ARE ON THE FOLLOWING PAGES

               Exhibit A.............. Acknowledgement of Receipt of Code of
                                       Ethics

               Exhibit B.............. Examples of Beneficial Interest

               Exhibit C.............. Trade Preclearance Form

               Exhibit D.............. Initial and Annual Report of Holdings

               Exhibit E.............. Monthly Report of Personal Securities
                                       Transactions

               Exhibit F.............. Annual Affirmation of Compliance With
                                       Code of Ethics

               Exhibit G.............. SEC Rule 17j-1 Personal Investment
                                       Activities of Investment Company
                                       Personnel

                                                                      EXHIBIT A

                  ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

     Code of Ethics. Talon Asset Management, Inc. ("TAM") has adopted a written Code of Ethics and Policy and Procedures to Prevent Misuse of Inside Information (the "Code") to avoid potential conflicts of interest by TAM and its employees. You have been furnished with a copy of the Code. As a condition of your continued employment with TAM, you are required to read, understand and abide by the Code and to certify annually your compliance with the Code.

     Compliance Program. The Code requires that all TAM employees (except employees with purely clerical duties who are exempt from the Code) furnish Alan Wilson, TAM's Compliance Officer, with a number of reports concerning their personal securities holdings and transactions:

     1. a report of holdings upon commencement of employment;

     2. an annual report of holdings;

     3. a monthly report of securities transactions; and

     4. copies of brokerage statements.

     Samples of these reports are found in the exhibits to the Code. The Code also requires you to obtain preclearance from the Compliance Officer for any Personal Securities Transaction on a form identical to Exhibit C to the Code.

     TAM's compliance program requires that you report to Alan Wilson any contact with any securities issuer, government or its personnel, or others, that, in the usual course of business, might involve material non-public financial information. Only investment personnel are permitted to make such contacts. The Code requires that you bring to the attention of Alan Wilson any information you receive from any source that might be material non-public information.

     Please review the provisions of the Code carefully as there are sanctions for violating the Code. Any questions concerning the Code should be directed to Alan Wilson, TAM's Compliance Officer.

                                   * * * * *

     I CERTIFY THAT I HAVE READ AND UNDERSTAND THE CODE OF ETHICS AND POLICY AND PROCEDURES TO PREVENT MISUSE OF INSIDE INFORMATION (THE "CODE") OF TALON ASSET MANAGEMENT, INC. I AGREE TO THE TERMS AND CONDITIONS SET FORTH IN THE CODE.

-------------------------------------------             ----------------------
                 Signature                                        Date

                                                                      EXHIBIT B

                        EXAMPLES OF BENEFICIAL INTEREST

     For purposes of the Code, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Examples of beneficial ownership under this definition include:

- securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

- securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

- securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust.

- securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

- securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

- securities held by a personal holding company controlled by you alone or jointly with others;

- securities held by (i) your spouse, unless legally separated, or you and your spouse jointly, or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

- securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

You will not be deemed to have beneficial ownership of securities in the following situations:

                                                                      EXHIBIT B

- securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership's portfolio; and

- securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

These examples are not exclusive. There are other circumstances in which you may be deemed to have a beneficial interest in a security. Any questions about whether you have a beneficial interest should be directed to Alan Wilson, or in his absence, Edwin Ruthman or Barbara Rumminger, Treasurer.

                                                                      EXHIBIT C

                          TALON ASSET MANAGEMENT, INC.

                            TRADE PRECLEARANCE FORM

I would like to purchase/sell the following securities in the following quantities:







Have you purchased or sold any of the above securities within the past 60 days?
Yes       No
   -----    -----

Signature:                                    Date of request:
          --------------------------------                   ----------------
Printed Name:
             -----------------------------

==============================================================================

APPROVED AND TIME-STAMPED BY:

Compliance Officer or
Authorized Signee:

                                                            Date:
          -------------------------------------------             ------------
                            Signature

If the security is an IPO or a private placement, reason for approval:

 (APPROVAL IS VALID UNTIL THE END OF THE 2(ND) BUSINESS DAY FROM AUTHORIZATION)
==============================================================================

Was trade executed?   [ ] YES     [ ] NO

If YES, date of execution:
                           ------------------

         AFTER COMPLETING THIS SECTION, RETURN FORM TO COMPLIANCE FILE

--------------------------

The following transactions are not required to be precleared: (i) exempt transactions in Section VII of the Code; (ii) municipal securities; (iii) investment grade straight debt securities; (iv) listed index options and futures; (v) sale of a security pursuant to a covered call; (vi) transactions in accounts over which you have no control nor advance knowledge of the trade.

                                                                      EXHIBIT D

                          TALON ASSET MANAGEMENT, INC.

                      INITIAL AND ANNUAL REPORT OF HOLDINGS
                        (Attach extra sheets if needed.)

Printed Name:
              ------------------------------------
   Signature:
              ------------------------------------
        Date:
              ------------------------------------

As of my employment date or Dec. 31:

NAME OF SECURITY     NO. OF SHARES OWNED      NAME OF           ADDRESS OF
                                           BROKERAGE FIRM     BROKERAGE FIRM

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

PUBLIC COMPANY DIRECTORSHIP
If you are the Director of a public company, please list the name(s) of the company(ies) below:

--------------------------

This report is to be completed within 10 days of employment and for each year, by January 30 of the following year. The report should be submitted to the Compliance Officer.

                                                                       EXHIBIT E

MONTHLY SECURITIES TRANSACTIONS REPORT (Attach extra sheets if necessary)

Employee Name                          for the Month of                 ,20
              ------------------------                  ---------------    --
                   (please print)                        (please print)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   Name of                             Approved
     Date of        Type of                                Number of   Price per   Dealer or Bank   Name in which      (Internal
     Transaction    Transaction    Security Description    Shares      Share       where executed   account is held    use only)
-----------------------------------------------------------------------------------------------------------------------------------
1.
-----------------------------------------------------------------------------------------------------------------------------------
2.
-----------------------------------------------------------------------------------------------------------------------------------
3.
-----------------------------------------------------------------------------------------------------------------------------------
4.
-----------------------------------------------------------------------------------------------------------------------------------
5.
-----------------------------------------------------------------------------------------------------------------------------------
6.
-----------------------------------------------------------------------------------------------------------------------------------
7.
-----------------------------------------------------------------------------------------------------------------------------------
8.
-----------------------------------------------------------------------------------------------------------------------------------

Check this box if no reportable transactions occurred: [ ]

The undersigned certifies that this report has been made in accordance with the Code of Ethics and Policy and Procedures to Prevent Misuse of Inside Information

Signature:                                      Date:
             -----------------------------            ---------------------

----------------------------

This report is to be completed within 10 days after the end of the month and submitted to the Compliance Officer. It should include not only the employee's individual securities transactions but transactions in which the employee has a "beneficial interest" (as defined in EXHIBIT B to the Code of Ethics) such as transactions in joint accounts or partnership accounts. Please note that you do not need to report the following: (i) transactions for accounts over which you have no direct or indirect influence or control; (ii) U.S. government securities; (iii) bank certificates of deposit or commercial paper; (iv) bankers' acceptances; (v) high quality short-term debt instruments (e.g., commercial paper or repos); (vi) shares of open-end investment companies (mutual funds).

                                                                       EXHIBIT F

             ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

I affirm that:

     1. I have again read and, during the past year to the best of my knowledge, have complied with the Code of Ethics and Policy and Procedures to Prevent Misuse of Inside Information (the "Code") of Talon Asset Management, Inc. ("TAM")

     2. I have provided to TAM's Compliance Officer, the names and addresses of each investment account that I have with any brokerage firm.

     3. I have provided to TAM's Compliance Officer, copies of account statements or other reports showing each and every transaction in any security in which I have a beneficial interest, as defined in the Code, during the most recently ended calendar year;

         or

         During the most recent calendar year there were no transactions in any security in which I had a beneficial interest required to be reported pursuant to the Code.

     4. I have provided to TAM's Compliance Officer, a report of my personal securities holdings as of the end of the most recent calendar year, including all required information for each security in which I have any direct or indirect beneficial ownership.

________________________________          _________________
         Signature                              Date

                                                                       EXHIBIT G

SS.270.17j-1 PERSONAL INVESTMENT ACTIVITIES OF INVESTMENT COMPANY PERSONNEL.

(a) Definitions. For purposes of this section:

     (1)  Access Person means:

          (i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

               (A) If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

               (B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

          (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

     (2)  Advisory Person of a Fund or of a Fund's investment adviser means:

          (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

          (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

     (3) Control has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

     (4) Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:

          (i)  Direct obligations of the Government of the United States;

                                                                       EXHIBIT G

          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (iii) Shares issued by open-end Funds.

     (5) Fund means an investment company registered under the Investment Company Act.

     (6) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

     (7) Investment Personnel of a Fund or of a Fund's investment adviser means:

          (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

          (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     (8) A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities
          Act of 1933.

     (9) Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

     (10) Security Held or to be Acquired by a Fund means:

          (i)  Any Covered Security which, within the most recent 15 days:

               (A)  Is or has been held by the Fund; or

               (B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

          (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph
               (a)(10)(i) of this section.

(b) Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

     (1)  To employ any device, scheme or artifice to defraud the Fund;

     (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

                                                                       EXHIBIT G

     (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

     (4)  To engage in any manipulative practice with respect to the Fund.

(c) Code of Ethics.

     (1)  Adoption and Approval of Code of Ethics.

          (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

          (ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

         (iii) If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph (c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

     (2)  Administration of Code of Ethics.

          (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

          (ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

               (A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

               (B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

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                                                                       EXHIBIT G

     (3)  Exception for Principal Underwriters. The requirements of paragraphs
          (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

          (i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

          (ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

(d)  Reporting Requirements of Access Persons.

     (1) Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

          (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

               (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

               (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               (C)  The date that the report is submitted by the Access Person.

          (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

               (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                    (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                    (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (3) The price of the Covered Security at which the transaction was effected;

                    (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

                    (5) The date that the report is submitted by the Access Person.

               (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                                                                       EXHIBIT G

                    (1) The name of the broker, dealer or bank with whom the Access Person established the account;

                    (2)  The date the account was established; and

                    (3) The date that the report is submitted by the Access Person.

         (iii) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

               (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

               (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

               (C)  The date that the report is submitted by the Access Person.

     (2)  Exceptions from Reporting Requirements.

          (i) A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make:

               (A) An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph
                    (d)(1)(iii) of this section; and

               (B) A quarterly transaction report under paragraph (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

         (iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this section if:

               (A) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

               (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

         (iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under ss.ss.275.204-2(a)(12) or 275.204-2(a)(13) of this chapter.

                                                                       EXHIBIT G

          (v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

     (3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph
          (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

     (4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

     (5) Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under ss.240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

(f)  Recordkeeping Requirements.

          (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

               (A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

               (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

               (C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

               (D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

                                                                       EXHIBIT G

               (E) A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     (2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.